Exhibit 99.5

GAP INC. ANNOUNCES PLAN TO SEPARATE INTO
TWO INDEPENDENT PUBLICLY TRADED COMPANIES

Old Navy to Become Standalone Company

Separation Will Enable Both Companies to Capitalize on Distinct Priorities, Growth Drivers and
Unique Positioning in Evolving Apparel Market

SAN FRANCISCO – February 28, 2019 – Gap Inc. (NYSE: GPS) today announced plans to create two independent publicly traded companies: Old Navy, a category-leader in family apparel, and a yet-to-be-named company (“NewCo”), which will consist of the iconic Gap brand, Athleta, Banana Republic, Intermix and Hill City. Gap Inc. expects to effect the separation through a spin-off that is intended to generally be tax-free to Gap Inc.’s shareholders for U.S. federal income tax purposes. The spin-off will enable each company to maximize focus and flexibility, align investments and incentives to meet its unique business needs and optimize its cost structure to deliver profitable growth.

“Following a comprehensive review by the Gap Inc. Board of Directors, it’s clear that Old Navy’s business model and customers have increasingly diverged from our specialty brands over time, and each company now requires a different strategy to thrive moving forward,” said Robert Fisher, Gap Inc.’s Board Chairman. “Recognizing that, we determined that pursuing a separation is the most compelling path forward for our brands – creating two separate companies with distinct financial profiles, tailored operating priorities and unique capital allocation strategies, both well positioned to achieve their strategic goals and create significant value for our customers, employees and shareholders.”

Art Peck, President and CEO of Gap Inc., added, “We have made significant progress executing on our balanced growth strategy and investing in the capabilities to position our brands for growth: expanding the omni-channel customer experience, building our digital capabilities and improving operational efficiencies across the company. Today’s spin-off announcement enables us to embed those capabilities within two stand-alone companies, each with a sharpened strategic focus and tailored operating structure. As a result, both companies will be well positioned to capitalize on their respective opportunities and act decisively in an evolving retail environment.”

NewCo

NewCo, with approximately $9 billion in annual revenue and a strong balance sheet, will have a unique and differentiated portfolio, with significant opportunity to create value. The company will be well positioned to drive sustainable growth and improve profitability by leveraging its loyal and complementary customer base and an appropriately scaled operating platform with advantaged digital capabilities to deliver distinct products and experiences. With enhanced strategic and operational focus, it can deliver improved results at Gap, Banana Republic and Intermix, while capitalizing on the momentum of B-Corp certified Athleta and newly-launched Hill City. The program announced today to restructure the Gap brand specialty fleet is an important part of the plan to enhance the profitability of that channel. As a stand-alone company, NewCo also will be better positioned to continue to evolve its leadership role in sustainability and social responsibility.

Old Navy

As one of the fastest growing apparel brands in the U.S. with approximately $8 billion in annual revenue, Old Navy will be able to capitalize on its scale, broad customer awareness and unique positioning to extend its category leadership and deliver profitable growth as an independent company. Through this separation, Old Navy will have the flexibility, focus and control needed to increase customer access by further applying its strategic real estate strategy, evolving its omni-channel model and expanding its product categories to continue to successfully resonate with value-focused customers. Old Navy will be well positioned to invest in capabilities and initiatives that will continue to grow its market share.

Management

Both companies will have experienced leadership teams, well suited to lead these organizations on their separate, defined paths.

Gap Inc.’s current President and Chief Executive Officer, Art Peck, will hold the same position with NewCo after the separation.  With more than a decade of retail leadership experience, Mr. Peck is well positioned to lead NewCo going forward.  Over the last several years, he has led significant improvements at Gap Inc. and reinvigorated growth across several specialty brands by strengthening the supply chain and pivoting quickly to leverage technology and capitalize on new customer trends.

Following the separation, Sonia Syngal, current President and Chief Executive Officer of Old Navy, will continue to lead the brand as a standalone company. Ms. Syngal — who has led Old Navy since 2016 — has a proven track record of leading Old Navy’s transformation and driving product-to-market innovations, as well as deep experience in supply chain and manufacturing in both retail apparel and other industries.

Transaction Details

Upon separation, Gap Inc. shareholders are expected to receive a pro-rata stock distribution and as a result own shares in both NewCo and Old Navy in equal proportion. The transaction is currently targeted to be completed in 2020, and is subject to certain conditions, including final approval by Gap Inc.’s Board of Directors, receipt of a tax opinion from counsel and the filing and effectiveness of a registration statement with the U.S. Securities and Exchange Commission. There can be no assurances regarding the ultimate timing or terms of the separation or that the separation will be completed.

After the separation, NewCo and Old Navy are expected to be appropriately capitalized with sufficient cash to support planned operating and investment plans.

NewCo will be based in Gap Inc.’s current headquarters and Old Navy will remain at its current headquarters, both located in San Francisco.

Morgan Stanley & Co. LLC is serving as financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Gap Inc.

Fourth Quarter and Full Year Fiscal 2018 Results and Conference Call Information

Gap Inc. also today announced its fourth quarter and full year fiscal 2018 financial results in a separate press release that can be found on Gap Inc.’s website at www.gapinc.com. Gap Inc. management – including Art Peck, Gap Inc.’s President and CEO; Teri List-Stoll, Gap Inc.’s Executive Vice President and CFO – will discuss this announcement as well as its financial results on its previously scheduled conference call and webcast from approximately 2:00 p.m. to 3:00 p.m. Pacific Time today.
The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode: 5575210). International callers may dial 1-323-794-2078. The webcast can be accessed at www.gapinc.com.
For additional information on the separation, please visit the dedicated transaction website at www.gapinc.transactionannouncement.com
Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following: relating to future sales, earnings, cash flow, results of operations, uses of cash, and other measures of financial performance or potential future plans, strategies or transactions of the company or the independent companies following the proposed separation transaction, the structure, benefits, capitalization, and timing of completion of the separation transaction, and estimated costs associated with the separation transaction.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following risks, any of which could have an adverse effect on the company’s financial condition, results of operations, and reputation: the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to its financial information; the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences; the highly competitive nature of the company’s business in the United States and internationally; the risk of failure to maintain, enhance and protect the company’s brand image; the risk of failure to attract and retain key personnel, or effectively manage succession; the risk that the company’s investments in customer, digital, and omni-channel shopping initiatives may not deliver the results the company anticipates; the risk if the company is unable to manage its inventory effectively; the risk that the company is subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in the company’s security measures; the risk that a failure of, or updates or changes to, the company’s information technology systems may disrupt its operations; the risk that trade matters could increase the cost or reduce the supply of apparel available to the company; the risk of changes in the regulatory or administrative landscape; the risks to the company’s business, including its costs and supply chain, associated with global sourcing and manufacturing; the risk of changes in global economic conditions or consumer spending patterns; the risks to the company’s efforts to expand internationally, including its ability to operate in regions where it has less experience; the risks to the company’s reputation or operations associated with importing merchandise from foreign countries, including failure of the company’s vendors to adhere to its Code of Vendor Conduct; the risk that the company’s franchisees’ operation of franchise stores is not directly within the company’s control and could impair the value of its brands; the risk that the company or its franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying, or terminating leases for existing store locations effectively; the risk of foreign currency exchange rate fluctuations; the risk that comparable sales and margins will experience fluctuations; the risk that changes in the company’s credit profile or deterioration in market conditions may limit the company’s access to the capital markets; the risk of natural disasters, public health crises, political crises, negative global climate patterns, or other catastrophic events; the risk of reductions in income and cash flow from the company’s credit card agreement related to its private label and co-branded credit cards; the risk that the adoption of new accounting pronouncements will impact future results; the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, and claims; risks associated with the impact, timing or terms of the separation transaction; the risks associated with the expected benefits and costs of the separation transaction, including the risk that the expected benefits of the separation transaction will not be realized within the expected time frame, in full or at all, and the risk that conditions to the separation transaction will not be satisfied and/or that the separation transaction will not be completed within the expected time frame, on the expected terms or at all; the expected qualification of the separation transaction as a tax-free transaction for U.S. federal income tax purposes, including whether or not an IRS ruling will be sought or obtained; the risk that any consents or approvals required in connection with the separation transaction will not be received or obtained within the expected time frame, on the expected terms or at all; risks associated with expected financing transactions undertaken in connection with the separation transaction and risks associated with indebtedness incurred in connection with the separation transaction; the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation transaction will exceed our estimates; and the impact of the separation transaction on our businesses and the risk that the separation transaction may be more difficult, time-consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties. There can be no assurance that the company’s separation transaction will in fact be completed in the manner described or at all.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of February 28, 2019. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic, Athleta, Intermix, and Hill City brands. Fiscal year 2018 net sales were $16.6 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through company-operated stores, franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Tina Romani
(415) 427-5264
Investor_Relations@gapinc.com

Media Relations Contacts:
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(415) 427-3145
Press@gap.com

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